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                                                                   Exhibit 32.2

                 CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, I, Michael A. Bohm, Executive Vice President and Chief Financial Officer of American Skandia Life Assurance Corporation (the "Company"), hereby certify that the Company's Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 9, 2006


                                           -------------------------------------
                                           Name:  Michael A. Bohm
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.